Exhibit 99.1

CONTACT: Shintaro Asako Chief Financial Officer Phone: (858) 373-1500 E-mail: info@medicinova.com Rhonda Chiger Rx Communications, LLC Phone: (917) 322-2569 E-mail: rchiger@rxir.com

FOR IMMEDIATE RELEASE

Arlene Morris Joins MediciNova’s Audit Committee

SAN DIEGO, CA. – June 22, 2009 – MediciNova, Inc., a biopharmaceutical company that is publicly traded on the Nasdaq Global Market (Trading Symbol: MNOV) and the Hercules Market of the Osaka Securities Exchange (Code Number: 4875), today announced that Arlene Morris, a current director of the company, joined MediciNova’s Audit Committee as of June 19, 2009.

As a result, MediciNova has regained compliance with NASDAQ Marketplace Rule 5605(c)(2), which has a three member minimum requirement for audit committees. On June 16, 2009, MediciNova received a notice from The NASDAQ Stock Market, Inc. stating that, as a result of MediciNova’s Audit Committee consisting of two members as of the close of business June 12, 2009, MediciNova was not in compliance with such Rule and that it had until the earlier of its next annual shareholder meeting or June 12, 2010 to fill the vacancy on its Audit Committee.

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company focused on acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet need with a specific focus on the U.S. market. Through strategic alliances primarily with Japanese pharmaceutical companies, MediciNova holds rights to a diversified portfolio of clinical and preclinical product candidates, each of which MediciNova believes has a well-characterized and differentiated therapeutic profile, attractive commercial potential and patent assets having claims of commercially adequate scope. MediciNova’s pipeline includes six clinical-stage compounds for the treatment of acute exacerbations of asthma, multiple sclerosis, asthma, interstitial cystitis, solid tumor cancers, Generalized Anxiety Disorder, preterm labor and urinary incontinence and two preclinical-stage compounds for the treatment of thrombotic disorders. MediciNova’s current strategy is to focus its resources on its two prioritized product candidates, MN-221 for the treatment of acute exacerbations of asthma and MN-166 for the treatment of multiple sclerosis, and either pursue development independently, in the case of MN-221, or establish a strategic collaboration to support further development, in the case of MN-166. MediciNova will seek to monetize its other product candidates at key value inflection points. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding MediciNova’s clinical trials supporting safety and efficacy of product candidates and the potential novelty of such product candidates as treatments for disease, plans and objectives for present and future clinical trials and product development, strategies, future performance, expectations, assumptions, financial condition, liquidity and capital resources. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would,” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, the risks and uncertainties inherent in clinical trials and product development and commercialization, such as the uncertainty in results of clinical trials for product candidates, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, the risk of delays or failure to obtain or maintain regulatory approval, the risk of failure of the third parties upon whom MediciNova relies to conduct its clinical trials and manufacture its product candidates to perform as expected, the risk of increased cost and delays due to delays in the commencement, enrollment, completion or analysis of clinical trials or significant issues regarding the adequacy of clinical trial designs or the execution of clinical trials and the timing, cost and design of future clinical trials and research activities, the timing of expected filings with the FDA, MediciNova’s failure to execute strategic plans or strategies successfully, MediciNova’s collaborations with third parties, the availability of funds to complete product development plans and MediciNova’s ability to raise sufficient capital when needed, intellectual property or contract rights, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008 and its subsequent periodic reports on Forms 10-Q and 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.